SECOND AMENDMENT TO

CREDIT AGREEMENT DATED AS OF AUGUST 4, 2003

BY AND AMONG

PHYTO-SOURCE, L.P.

AND SOUTHWEST BANK OF TEXAS, N.A.

This Second Amendment to Credit Agreement dated August 4, 2003 (this “Second Amendment”) by and between PHYTO-SOURCE, L.P., a Texas limited partnership (the “Borrower”) and SOUTHWEST BANK OF TEXAS, N.A., a national banking association (the “Lender”) is entered into as of the 30th day of July 2004.

W I T N E S S E T H:

Borrower and Lender entered into a Credit Agreement dated August 4, 2003, as amended by the First Amendment to Credit Agreement dated as of October 22, 2003 (the “First Amendment”) (as amended, the “Credit Agreement”).

Borrower has requested that Lender extend the Termination Date applicable to the Revolving Note under the Credit Agreement.

Lender is willing to extend the Termination Date applicable to the Revolving Note under the Credit Agreement, subject to and conditioned upon the provisions set forth herein.

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.

Amendments to Credit Agreement.

1.1

Section 1 of the Credit Agreement is hereby amended by adding the following defined term:

“Second Amendment means that certain Second Amendment to this Agreement dated as of July 30, 2004.”

1.2

Section 1 of the Credit Agreement is hereby amended by revising the following definition in its entirety to read as follows:

“Termination Date” means, (i) with regard to the Revolving Note, the earlier of (a) July 31, 2005, and (b) the effective date that Lender’s commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement, and (ii) with regard to the Term Note, the earlier of (a) July 31, 2006, and (b) the effective date that Lender’s commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement.

II.

Conditions Precedent to the Effectiveness of Second Amendment.  As a condition to the effectiveness of this Second Amendment, (i) Lender shall have received this Second Amendment duly executed by Borrower, (ii) other than as waived herein, no Default or Potential Default shall have occurred and be continuing and (iii) no material adverse change shall have occurred since the date of the Credit Agreement in the condition, financial or otherwise, of Borrower.

III.

Reaffirmation of Representations and Warranties.  To induce Lender to enter into this Second Amendment, Borrower hereby reaffirms, as of the date hereof, subject to the exception set forth in D below, its representations and warranties contained in Section 8 of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

A.

The execution and delivery of this Second Amendment and the performance by Borrower of its obligations under this Second Amendment are within Borrower’s power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the certificate of limited partnership, the Agreement of Borrower or of any agreement binding upon Borrower.

B.

This Second Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

C.

Since the date of the Credit Agreement, no change, event or state of affairs has occurred and is continuing which would constitute a Default or a Potential Default.

D.

With respect to section 8.8 of the Credit Agreement, Borrower has, with the acknowledgement and consent of the Lender, entered into a Master Lease Agreement with SWBT Capital, LLC dated October 22, 2003.

IV.

Defined Terms.  Terms used herein that are defined in the Credit Agreement shall have the same meanings herein, unless the context otherwise requires.

V.

Reaffirmation of Credit Agreement.  This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI.

RELEASE BY BORROWER.   AS PARTIAL CONSIDERATION FOR LENDER’S ENTRY INTO THIS SECOND AMENDMENT, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES AND DISCHARGES LENDER FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LOSSES, LIABILITIES AND DAMAGES OF WHATSOEVER TYPE OR NATURE (COLLECTIVELY “DAMAGES AND CLAIMS”) WHETHER ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, KNOWN OR UNKNOWN, ARISING DIRECTLY OR INDIRECTLY OUT OF, OR RELATING DIRECTLY OR INDIRECTLY TO ACTS, OMISSIONS, EVENTS OR CONDITIONS THAT OCCURRED OR EXISTED AS OF OR PRIOR TO THE EXECUTION OF THIS SECOND AMENDMENT IN CONNECTION WITH THE CREDIT AGREEMENT AND/OR ANY OTHER LOAN DOCUMENTS, OR THE RELATIONSHIPS OF LENDER, BORROWER, AND ANY THIRD PARTY IN CONNECTION WITH THE CREDIT AGREEMENT AND/OR ANY OTHER LOAN DOCUMENTS, AND WHETHER OR NOT SUCH DAMAGES AND CLAIMS MIGHT BE ALLEGED TO HAVE ARISEN FROM BREACHES OF CONTRACTUAL OBLIGATIONS, COMMON LAW OR STATUTORY DUTIES, STRICT LIABILITY, OR TORT.

VII.

Governing Law.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  This Second Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas.  Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Second Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VIII.

Severability.  Whenever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

IX.

Execution in Counterparts.  This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

X.

Section Captions.  Section captions used in this Second Amendment are for convenience of reference only, and shall not affect the construction of this Second Amendment.

XI.

Successors and Assigns.  This Second Amendment shall be binding upon Borrower, Lender and its respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the respective successors and assigns of Lender.

XII.

Non-Application of Chapter 346 of Texas Finance Code.  The provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) are specifically declared by the parties hereto not to be applicable to this Second Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XIII.

NOTICE OF FINAL AGREEMENT.  THE WRITTEN CREDIT AGREEMENT, AS HEREBY AMENDED, TOGETHER WITH RELATED DOCUMENTS SIGNED BY THE LENDER, REPRESENTS THE FINAL AGREEMENT AMONG LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be effective as of July 30, 2004.

BORROWER:

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:  PHYTO-VENTURE, LLC,

a Texas limited liability company

its General Partner,

By: “Stephen Mayeux”

Stephen P. Mayeux

Manager

By:

“Charles Butt”

Charles Butt

Manager

LENDER:

SOUTHWEST BANK OF TEXAS, N.A.,

a national banking association

By: “Blake Stoehr”

Blake A. Stoehr

Assistant Vice President

[Signature Page to Second Amendment to Credit Agreement]